EXHIBIT 10.1

MASTER SERVICES AGREEMENT

CYBASTION AND VISIUM

INTRODUCTION

This Master Services Agreement (this “Agreement”) is made this October 21st, 2023 (the “Effective Date”) between the Cybastion Institute of Technology, LLC, 1776 K St. NW, Washington, DC 20006 (hereafter “CYBASTION”) and Visium Analytics, LLC, a Virginia limited liability company, 4094 Majestic Lane, Suite 360, Fairfax, VA  22033 (hereafter “VISIUM”).

VISIUM is an American company that builds capacity, implements programs, and delivers special services to governments, militaries, and international organizations in Sub-Saharan Africa.

CYBASTION, an American company that provides cybersecurity services across the world, has signed several contracts with value of several hundred million of US dollars, and wishes to engage the services of VISIUM to advise and assist CYBASTION on the above-mentioned contracts on defense, security, intelligence, education, training, and business development opportunities.

For the purposes of this Agreement, the following words shall have the following meanings:

“Affiliates” shall mean, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Person” shall be broadly interpreted to include, without limitation, an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

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STATEMENT OF SERVICES

VISIUM will provide services and technologies as requested by CYBASTION under this Master Agreement on several projects within Sub Saharan Africa including but not limited to any of the following (the “Services”):

1.	Data center architecture and design: design data centers that meet specific requirements, while also ensuring the lowest power usage effectiveness (PUE) metric.

2.	Power controls and distribution systems: design and implement power controls and distribution systems that are energy-efficient and cost-effective, minimizing power consumption and costs.

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Rack layouts: design and implement rack layouts that are optimized for the specific data center requirements, with proper connectivity and power provisions, ensuring efficient use of space and minimizing the risk of downtime.

4.	Network topology and Wan interfaces: design and implement a network topology ensuring reliable, high speed, and secure data transfer infrastructures.

5.

Comprehensive security stack design and implementation: design and implement an effective security stack that includes physical OT to IT considerations and protections, ensuring the safety and integrity of the data center.

6.

Support with academic work for various state government intelligence training centers, including projects related to the Intelligence Centre of Excellence, which may include providing personnel for the roles of academy director, instructor, providing consultants to support the structuring and modification of curricula, or supporting in the identification of other partner universities that will provide new programs and instructors.

Due to the broad range of the Services to be provided, each individual project and the Services to be performed in connection therewith will be as mutually agreed upon from time to time by CYBASTION and VISIUM in separate written Statements of Work (each, a “SOW,” together “SOWs”).

REPRESENTATIONS AND WARRANTIES

VISIUM represents and warrants that it: (a) has the required skill, experience, and qualifications to perform the Services set forth herein, VISIUM shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services, and VISIUM shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; and (b) shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services.

STATEMENT OF WORK AUTHORIZATION AND MODIFICATION

SOWs shall be authorized in writing and signed by CYBASTION and VISIUM for each project. Any deviation from or modification to a SOW must be agreed to by the parties in writing as a change order (a “Change Order”) or new SOW. In the event of any express conflict or inconsistency between the provisions of a SOW or Change Order and the provisions of this Agreement, the provisions of the SOW or Change Order will govern and control with respect to the interpretation of that SOW; provided, however, that the provisions of the SOW or Change Order will be so construed as to give effect to the applicable provisions of this Agreement. Services covered by this Agreement include any of the services in the Statement of Services above.

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USE OF SUBCONTRACTORS

VISIUM shall not subcontract any portion of the Services without the prior written consent of CYBASTION, which consent shall not unreasonably be withheld, conditioned, or delayed, and otherwise in accordance with this clause.

Prior to subcontracting any of its obligations under this Agreement or any SOW, VISIUM shall obtain contractual assurances satisfactory to Cybastion from each subcontractor sufficient to enable VISIUM to comply with the provisions of this Agreement and the applicable SOW. Each subcontract hereunder shall contain provisions specifying that VISIUM subcontractor specifically agrees that VISIUM shall have the right to assign such subcontract to CYBASTION. All such contractual assurances and agreements must include a prohibition on further subcontracting or an obligation to obtain similar contractual assurances from any sub-subcontractor.

VISIUM shall remain primarily liable and obligated to CYBASTION for the timely and proper performance of all of its obligations hereunder, even if such obligations are delegated to a subcontractor that has been approved by CYBASTION, and for the proper and timely performance and actions of any Person or entity to which it delegates or subcontracts any such obligation. VISIUM will be responsible for the payment of all VISIUM subcontractors.

FEES & GUARANTEE

All Services performed by VISIUM under this Agreement shall be agreed upon on by individual project SOWs and fees will be determined accordingly.

Visium will provide a bank guarantee to Cybastion equal to the dollar value of the SOWs that are contractually agreed to by Visium.

The fees are for services performed by VISIUM and include all office expenses such as copying, fax, and phone and travel expenses or travel time associated with travel by VISIUM to and from, or on behalf of CYBASTION.

TERMS OF PAYMENT

There may be projects where advance payment may be required. Such advances will be paid to Visium when payments are received by Cybastion from the client or from the relevant lending institution(s). Generally, payment terms are agreed in a SOW. Generally, consulting work will be compensated on a fixed price or time and materials basis, and the identification of business opportunities will be compensated through referral fees. In any case where this is not done, the following default terms shall apply:

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Invoicing shall occur upon the validation of the SOW project by the CYBASTION client for which such project and the related SOW is performed, after which CYBASTION shall have 45 days to pay such invoice.

Invoices from VISIUM shall include a detailed breakdown of the services performed, the associated costs, and any other applicable charges.  CYBASTION agrees to promptly review each invoice and communicate acceptance or any objections in writing within 15 days from the date of receipt. Acceptance shall signify the Client’s acknowledgment that the services outlined in the invoice have been satisfactorily performed. CYBASTION shall pay the amount of the invoice via check, ACH or wire transfer, as deemed appropriate. If payment is to be made by wire transfer, banking details will be provided.

CYBASTION will be responsible for all wire transfer fees applied by the Financial Institution(s) prior to receipt at VISIUM bank.

The invoice will be submitted to Andre BIYONG at abiyong@cybastiontech.com at CYBASTION.

Payments for invoices accepted by CYBASTION shall be transmitted to VISIUM within 45 days from the invoice date. In the event of late payments, a late fee of 1.5% per month may be applied to all invoices that exceed the 45-day payment period. This late fee will only be levied if funds for the specific work have been received by CYBASTION from the client.

In the event that payment is 45 days past due, subject to the FORCE MAJEURE clause below, VISIUM may suspend provisions of the Services until all moneys owed are collected.

In the event of any legal action associated with non-payment of monies owed to VISIUM, CYBASTION will be responsible for reasonable attorneys’ fees and other costs associated with such legal action.

NON-EXCLUSIVE RELATIONSHIP

VISIUM is engaged by CYBASTION on a non-exclusive basis to provide the Services under this Agreement and the SOWs. Accordingly, subject to the TERMINATION CLAUSE below, CYBASTION retains the right to perform itself, or retain third parties to perform, any service, function, responsibility, activity, or task that is within the scope of the Services or would constitute a New Service. To the extent CYBASTION performs any of the Services, or retains one or more third parties to do so, VISIUM shall cooperate with CYBASTION and/or such third-party provider, at no additional charge, as requested by CYBASTION. VISIUM’s obligations hereunder shall be subject to the third-party provider’s compliance with reasonable facilities, data and physical security and other applicable standards and procedures, execution of appropriate and reasonable confidentiality agreements, and reasonable scheduling of computer time and access to other resources to be furnished by VISIUM pursuant to the Agreement.

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NON-DISCLOSURE

VISIUM and CYBASTION recognize that the provision of Services provided under this Agreement may require the companies to disclose proprietary or sensitive business information to each other (“Confidential Information”). Confidential Information shall also include information that should reasonably be considered confidential in light of its sensitive and/or proprietary nature, including, without limitation: financial or technical information, data or know how, information relating to business, product or service plans, financial results or projections, customer lists, business forecasts, sales and merchandising, pricing methodologies, patents, patent applications, trade secrets, research, inventions, processes, designs, drawings, computer object or source code, software, software development plans, technologies or other intellectual property, information regarding current, future or proposed products and services (including, without limitation, research, development, design details and specifications, engineering, manufacturing and procurement requirements), engineering, marketing or finance or information relating to the organizational structure of CYBASTION, its shareholders, subsidiaries, employees, Affiliates, branches and affiliated companies), whether in electronic, written or oral form, whether or not marked “confidential” or “proprietary” and whether furnished to VISIUM before, on or after the date of this Agreement, together with any and all analyses, compilations, memoranda, notes, interpretations, reports, studies or other documents prepared by VISIUM that contain, are based upon or otherwise reflect, in whole or part, such information.  CYBASTION and VISIUM will treat all such information as confidential and will not disclose such information to any person or organization outside of CYBASTION or VISIUM, except that each of CYBASTION and VISIUM may disclose such confidential information (i) to those of its Affiliates, professional advisors, consultants, officers, directors, agents and employees who have a reason to be informed of, or involved with, this Agreement or the individual projects described in a SOW or Change Order, and (ii) to the US government to the extent that such disclosure is required in support of CYBASTION license applications or other such requests for authorization to the US government. VISIUM and CYBASTION shall inform each other of any situation that may require disclosure to any parties other than those described in (i) or (ii) above prior to such disclosure, and no disclosure shall be made without the written consent of the party that owns such information.

NON-COMPETITION

Except as provided in Exhibit A, during the Term, VISIUM will not, directly or indirectly, on VISIUM’s own behalf or on behalf of or in conjunction with any Person, business, firm, company, or other entity, set up, join, become employed by, be engaged in, or provide any advice or services comparable to the Services to, any enterprise (including, without limitation, any corporation, partnership, proprietorship, or other venture) which competes with CYBASTION in the continent of Africa. Furthermore, for one (1)years following the end of the Term, VISIUM will not, directly or indirectly, on VISIUM’s own behalf or on behalf of or in conjunction with any Person, business, firm, company, or other entity, set up, join, become employed by, be engaged in, or provide any advice or services comparable to the Services to, any enterprise (including, without limitation, any corporation, partnership, proprietorship, or other venture) within the continent of Africa and that engages in the same business as:

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Any business of CYBASTION: (1) with which VISIUM was actively involved at any time during the Term, or (2) about which VISIUM obtained or knew Confidential Information at any time during the Term; and

Any business of CYBASTION that CYBASTION can reasonably demonstrate was being considered, being researched, or under development by CYBASTION at any time during the 12-month period immediately preceding the end of the Term (but only if VISIUM obtained or knew Confidential Information about any such business at any time during such period).

INTELLECTUAL PROPERTY RIGHTS

VISIUM retains ownership rights in and to certain intellectual property of VISIUM, including, without limitation any VISIUM patents (including patent rights held by VISIUM as licensee), trade secrets, know how, show how, computer source code, access code and documentation, trademark, service mark, trade dress or other designation, advertising, material, and any associated goodwill, whether presently existing or later developed by or for VISIUM (collectively “VISIUM IP”).

CYBASTION or its Affiliates retain ownership rights in and to all of their trade secrets and intellectual property, including, without limitation, (i) all intellectual property rights in and to the CYBASTION trademark, service mark, trade dress or other designation, advertising, material and any associated goodwill, whether presently existing or later developed by or for CYBASTION, and (ii) all trade secret and intellectual property rights to the business plans, business methods and systems, and all derivatives, modifications and enhancements thereof and thereto, of or relating CYBASTION and its Affiliates (collectively, “CYBASTION IP” and together with VISIUM IP, “IP”).

Unless expressly authorized in this Agreement or otherwise agreed to by the parties to this Agreement in writing, nothing contained in this Agreement shall be construed as conferring on either party any right to use any name, trademark or other designation or IP of the other party for any purpose.

LIMITATIONS OF LIABILITY

CYBASTION agrees that VISIUM is an independent contractor and is not an agent of CYBASTION. In signing this Agreement, CYBASTION acknowledges that the provision of Services identified in this Agreement does not exempt CYBASTION from any of its compliance with all applicable federal, state, and local laws and regulations.

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Except as provided in the INDEMNITY clause below, neither Party shall be liable under this Agreement or any SOW for special, consequential, or indirect damages, including, without limitation, damages resulting from the use or inability to use any services, delay of delivery and implementation, or loss of profits, data, business or goodwill, whether or not such party has been advised or is aware of the possibility of such damages; provided, however, that CYBASTION may hold VISIUM liable for any violations of laws or regulations by CYBASTION or any of its agents if such violations are directly attributable to the advice or instructions provided by VISIUM and CYBASTION relied upon such advice or instructions resulting in such violation.

No failure of either Party to pursue any remedy resulting from a breach of this Agreement by the other party shall be construed as a waiver of that breach, nor as a waiver of any subsequent or other breach unless such waiver is in signed and in writing.

INDEMNITY

Each Party shall indemnify and hold harmless the other Party and its members, shareholders, managers, directors, officers, employees, agents and Affiliates and successors and permitted assigns from and against any and all losses, expenses and costs (including special, consequential or indirect damages payable to any third party claimant and reasonable attorney fees) arising out of (i) the indemnifying Party’s failure to comply with any applicable laws or regulations in connection with its activities under and relating to this Agreement and any SOW, and (ii) any claim by a third party that results from or is based on any action of the indemnifying Party that constitutes a breach of this Agreement or fraud, gross negligence or willful misconduct by it.

SECURITY

In the event there is a breach of security involving the information of either party to this Agreement, the relevant party causing or experiencing the breach will promptly notify the other party of such breach, the nature of such breach, and the corrective action taken or being taken to respond to the breach, and will indemnify the other for any losses, expenses or costs (including reasonable attorney fees) incurred by it as a result of such breach, including but not limited to the cost of providing notification to the affected party.

INSURANCE

Throughout the Term of this Agreement and the term of any applicable SOW, VISIUM and each VISIUM subcontractor that provides or performs any of the Services shall maintain and keep in force, at its own expense and without limiting its indemnity obligations as set forth in this Agreement, insurance of the types and at or above the minimum amount specified in the “Insurance” Schedule to each SOW or as otherwise agreed to by the parties in writing from time to time.

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NON-SOLICITATION

During the period this Agreement is in effect, each party agrees to (1) not solicit for employment, hire, or otherwise any employees of the other party assigned to provide Services or perform work within the scope of this Agreement without prior written approval of the other party, and (2) not solicit any customers of the other party or enter into contracts with customers of the other party. However, nothing in this paragraph shall prohibit any employee from either party from: (a) responding to advertisements in the general media and there shall be no restrictions on the hiring of the individual employee so responding; or (b) pursuing employment opportunities with the other party on his or her own initiative.

INDEPENDENT PARTIES

VISIUM is an independent contractor of CYBASTION, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between VISIUM and CYBASTION for any purpose. VISIUM has no authority (and shall not hold itself out as having authority) to bind CYBASTION and VISIUM shall not make any agreements or representations on behalf of CYBASTION without the prior written consent of CYBASTION.

TERMINATION CLAUSE

This Agreement may be terminated at the convenience of either party upon thirty (30) days prior written notice.  The limitations contained in the NON-DISCLOSURE and LIABILITY clauses above shall survive termination of this Agreement. In the event of termination, CYBASTION will be liable for reimbursement of all Services performed by VISIUM up to the date of termination. VISIUM will be obligated to provide its services and deliverables up to the date of termination, based on the terms and conditions of the SOW.

PERIOD OF PERFORMANCE

The Term of this Agreement is for a period of one (1) year commencing on the Effective Date, subject to any extension pursuant to this clause (the “Term”).  This Agreement shall automatically renew for successive terms of one (1) year each unless either party notifies the other party of its intention to terminate as prescribed in the TERMINATION CLAUSE above or if this Agreement is required to be renegotiated by either party to maintain such party’s compliance with federal, state, or local laws and regulations.

FORCE MAJEURE

Any delay in or failure of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by events beyond the reasonable control and without the fault of the party affected, including acts of God, embargoes, governmental restrictions, strikes, riots, insurrection, wars, or other military action, acts of terrorism, civil disorders, rebellion, fires, floods, vandalism, epidemic, pandemic, or sabotage.  Market conditions and/or fluctuations (including a downturn in either party’s business) shall not be deemed force majeure events. The party whose performance is affected by such events shall promptly notify the other party, giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended to the extent caused by the force majeure so long as the force majeure continues, and the time for performance of the affected obligation hereunder shall be extended by the time of the delay caused by the force majeure event. However, this force majeure covenant shall not excuse CYBASTION from paying VISIUM for all services rendered by VISIUM in the event CYBASTION receives payment from the client.

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MISCELLANEOUS

This Agreement, together with all associated SOWs, contains the entire agreement between CYBASTION and VISIUM concerning the matters set forth herein and, in the SOWs, and supersedes any other discussions, agreements, representations or warranties of any kind with regard to these matters.

Any modification of this Agreement will only be effective if done in writing and signed by CYBASTION and VISIUM.

If for any reason any provision of this Agreement shall be held invalid, that invalidity shall not affect the remainder of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Any dispute arising out of or in connection with this Agreement or any applicable SOW will be referred to final and binding arbitration, to the exclusion of any other court, forum or jurisdiction. Such arbitration will be conducted under the rules of the American Arbitration Association in effect from time to time. The parties will appoint one arbitrator by mutual agreement. If the parties cannot agree on the appointment of an arbitrator within 30 days after receipt of a demand for arbitration, each party will appoint one arbitrator, and the two party-appointed arbitrators will select a third arbitrator, who will act as Chair. If the party-appointed arbitrators cannot agree on a Chair, the Chair will be appointed by the American Arbitration Association. The parties shall instruct such arbitrators to render a determination within six (6) months after their appointment. The place of arbitration will be [New York, New York]. There will be no consolidation or joinder of any dispute subject to arbitration hereunder with any arbitration or legal proceeding involving third parties or other disputes between the parties hereto. It is expressly understood and agreed by the parties that the findings of the arbitrator(s) will be conclusive on them, their successors, heirs and assigns and may be entered as a judgment in a court of record. The arbitrator(s) will have no authority to award punitive or exemplary damages, or any other monetary damages not measured by the prevailing party’s actual damages. This section shall not prohibit any party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other party.

THE PARTIES HERETO WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY APPLICABLE SOW OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Each Party shall deliver all notices, requests, consents, claims and other communications under this Agreement in writing and addressed to the other Party at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this clause). Each Party shall deliver all notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or e-mail but with respect to email, only if the email message is acknowledged by the recipient as received. Except as otherwise provided in this Agreement, a notice is effective only upon receipt by the receiving party.

This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express, or implied, is intended to or shall confer on any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  This Agreement may be executed electronically, by either a recognized form of electronic signature (e.g., DocuSign), or by wet ink signature with the Agreement with said wet ink signature scanned and transmitted to the other party as a pdf attachment to an electronic mail message.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed effective as of the day and year of the last signature affixed below.

Visium Analytics, LLC		Cybastion Institute of Technology, LLC

SIGNED:	/s/ Mark Lucky	SIGNED:	/s/ Ketchiozo Wandji

NAME:	Mark Lucky	NAME:	Ketchiozo Wandji
TITLE:	CEO, Visium Analytics, LLC	TITLE:	CEO

DATE:	October 21, 2023	DATE:	October 21, 2023

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